Exhibit 99.1

Enova Reports Second Quarter 2021 Results

-- Compared to a year ago, quarterly diluted earnings per share from continuing operations increased 33% to $2.10 and adjusted earnings per share increased 35% to $2.26

-- Second quarter total company originations increased 35% sequentially to $681 million

-- Continued strong credit performance with consolidated portfolio net charge-offs as a percentage of average combined loan and finance receivables declining to 2.4% from 15.9% in the second quarter of 2020

-- Balance sheet remains strong with cash and marketable securities of $467 million at June 30 and available capacity on committed facilities of $534 million

CHICAGO, July 29, 2021 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company powered by machine learning and artificial intelligence, today announced financial results for the second quarter ended June 30, 2021.

"We are pleased to report another strong quarter of continued growth and solid credit," said David Fisher, Enova's CEO. "The quarter played out as we expected with improving macroeconomic conditions driving increased consumer spending, particularly at small businesses. As a result, we saw strong demand that we were able to capture with our highly flexible and scalable online-only model. While uncertainty does remain as the economy continues to recover, we expect the demand tailwinds we are seeing combined with strong credit performance to drive an acceleration in growth in the second half of 2021."

Second Quarter 2021 Summary

  Total revenue of $265 million in the second quarter of 2021 increased 4.6% from $253 million in the second quarter of 2020.
  Net revenue margin of 98% in the second quarter of 2021 compared to 52% in the second quarter of 2020.
  Net income from continuing operations of $80 million, or $2.10 per diluted share, in the second quarter of 2021, compared to $48 million, or $1.58 per diluted share, in the second quarter of 2020.
  Second quarter 2021 adjusted EBITDA of $135 million, a non-GAAP measure, compared to $94 million in the second quarter of 2020.
  Adjusted earnings of $86 million, or $2.26 per diluted share, both non-GAAP measures, in the second quarter of 2021, compared to adjusted earnings of $51 million, or $1.68 per diluted share, in the second quarter of 2020.

"Our second quarter results were driven by accelerating originations growth and credit metrics that were among the best in our company's history," said Steve Cunningham, CFO of Enova. "The ability of our talented team to successfully navigate a challenging operating environment and to smoothly integrate OnDeck over the past year has us well positioned to deliver meaningful top and bottom-line growth as we leverage our highly scalable online-only business model, broad and diversified product offerings, powerful machine-learning-powered credit risk management capabilities and our solid balance sheet."

Outlook

Enova is monitoring and adapting quickly to changes in the current environment due to the COVID-19 pandemic. Given the ongoing uncertainties related to virus resurgences, changes in governmental restrictions, potential economic stimulus, employment stabilization, and business re-openings, the Company is not providing guidance for the third quarter or full year 2021.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its second quarter results at 4 p.m. Central Time / 5 p.m. Eastern Time today, July 29th. The live webcast of the call can be accessed at the Enova International Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until August 5, 2021, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10157957.

About Enova

Enova International (NYSE: ENVA) is a leading financial technology company providing online financial services through its artificial intelligence and machine learning powered lending platform. Enova serves the needs of non-prime consumers and small businesses, who are frequently underserved by traditional banks. Enova has provided more than 7 million customers with over $40 billion in loans and financing with market leading products that provide a path for them to improve their financial health. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for transaction-related costs, equity method investment income and other nonoperating expenses shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the income or expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	June 30,		December 31,
	2021	2020	2020
Assets
Cash and cash equivalents	$394,353	$321,472	$297,273
Restricted cash	52,806	43,547	71,927
Loans and finance receivables at fair value	1,408,703	799,662	1,241,506
Income taxes receivable	337	10,510	—
Other receivables and prepaid expenses	48,476	28,541	40,301
Property and equipment, net	80,430	60,030	79,417
Operating lease right-of-use assets	37,752	20,302	40,123
Goodwill	279,275	267,868	267,974
Intangible assets, net	39,472	1,650	26,008
Other assets	53,185	25,391	43,546
Total assets	$2,394,789	$1,578,973	$2,108,075
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$140,571	$87,691	$124,071
Operating lease liabilities	64,233	35,605	67,956
Income taxes currently payable	—	—	2,624
Deferred tax liabilities, net	66,740	72,869	48,129
Long-term debt	1,028,488	906,588	946,461
Total liabilities	1,300,032	1,102,753	1,189,241
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 43,185,473, 36,179,966 and 41,936,784 shares issued and 36,872,424, 30,101,689 and 35,762,926 outstanding as of June 30, 2021 and 2020 and December 31, 2020, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	211,548	71,100	187,981
Retained earnings	1,005,563	525,108	849,466
Accumulated other comprehensive loss	(6,011)	(8,599)	(6,898)
Treasury stock, at cost (6,313,049, 6,078,277 and 6,173,858 shares as of June 30, 2021 and 2020 and December 31, 2020, respectively)	(117,439)	(111,389)	(113,201)
Total Enova International, Inc. stockholders' equity	1,093,661	476,220	917,348
Noncontrolling interest	1,096	—	1,486
Total stockholders' equity	1,094,757	476,220	918,834
Total liabilities and stockholders' equity	$2,394,789	$1,578,973	$2,108,075

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$264,720	$253,061	$524,164	$615,313
Change in Fair Value	(5,587)	(120,672)	(26,665)	(356,391)
Net Revenue	259,133	132,389	497,499	258,922
Expenses
Marketing	55,254	2,988	83,822	37,546
Operations and technology	35,035	16,504	70,662	47,770
General and administrative	38,675	22,336	82,764	50,287
Depreciation and amortization	7,460	4,004	14,087	7,674
Total Expenses	136,424	45,832	251,335	143,277
Income from Operations	122,709	86,557	246,164	115,645
Interest expense, net	(19,416)	(20,372)	(39,330)	(40,753)
Foreign currency transaction (loss) gain	(240)	(18)	(274)	23
Equity method investment income	1,471	—	2,029	—
Other nonoperating expenses	(750)	—	(1,128)	—
Income before Income Taxes	103,774	66,167	207,461	74,915
Provision for income taxes	23,224	18,141	50,940	21,141
Net income from continuing operations before noncontrolling interest	80,550	48,026	156,521	53,774
Less: Net income attributable to noncontrolling interest	373	—	424	—
Net income from continuing operations	80,177	48,026	156,097	53,774
Net loss from discontinued operations	—	—	—	(288)
Net income attributable to Enova International, Inc.	$80,177	$48,026	$156,097	$53,486
Earnings (Loss) Per Share attributable to Enova International, Inc.:
Earnings (loss) per common share – basic:
Continuing operations	$2.18	$1.59	$4.28	$1.72
Discontinued operations	—	—	—	(0.01)
Earnings (loss) per common share – basic	$2.18	$1.59	$4.28	$1.71
Earnings (loss) per common share – diluted:
Continuing operations	$2.10	$1.58	$4.13	$1.70
Discontinued operations	—	—	—	(0.01)
Earnings (loss) per common share – diluted	$2.10	$1.58	$4.13	$1.69
Weighted average common shares outstanding:
Basic	36,801	30,203	36,457	31,270
Diluted	38,142	30,352	37,816	31,592

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands) (Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows provided by operating activities
Cash flows from operating activities - continuing operations	$219,930	$483,734
Cash flows from operating activities - discontinued operations	—	(288)
Total cash flows provided by operating activities	219,930	483,446
Cash flows used in investing activities
Loans and finance receivables	(184,206)	(41,092)
Acquisitions	(28,358)	(3,597)
Purchases of property and equipment	(14,402)	(12,716)
Other investing activities	25	57
Total cash flows used in investing activities	(226,941)	(57,348)
Cash flows provided by (used in) financing activities	84,594	(141,892)
Effect of exchange rates on cash, cash equivalents and restricted cash	376	(151)
Net increase in cash, cash equivalents and restricted cash	77,959	284,055
Cash, cash equivalents and restricted cash at beginning of year	369,200	80,964
Cash, cash equivalents and restricted cash at end of period	$447,159	$365,019

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for continuing operations for the three months ended June 30, 2021 and 2020.

Three Months Ended June 30,	2021	2020	Change
Ending combined loan and finance receivable principal balance:
Company owned	$1,366,880	$767,604	$599,276
Guaranteed by the Company(a)	8,284	5,195	3,089
Total combined loan and finance receivable principal balance(b)	$1,375,164	$772,799	$602,365
Ending combined loan and finance receivable fair value balance:
Company owned	$1,408,703	$799,662	$609,041
Guaranteed by the Company(a)	10,824	6,614	4,210
Ending combined loan and finance receivable fair value balance(b)	$1,419,527	$806,276	$613,251
Fair value as a % of principal(c)	103.2%	104.3%	(1.1)%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$1,416,533	$816,905	$599,628
Guaranteed by the Company(a)	9,655	6,054	3,601
Ending combined loan and finance receivable balance(b)	$1,426,188	$822,959	$603,229
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$1,320,082	$972,181	$347,901
Guaranteed by the Company(a)(d)	7,585	7,553	32
Average combined loan and finance receivable balance(a)(d)	$1,327,667	$979,734	$347,933

Revenue	$260,073	$251,702	$8,371
Change in fair value	(4,630)	(120,672)	116,042
Net revenue	255,443	131,030	124,413
Net revenue margin	98.2%	52.1%	46.1%
Change in fair value as a % of average loan and finance receivable balance(d)	0.3%	12.3%	(12.0)%

Delinquencies:
>30 days delinquent	$81,883	$36,797	$45,086
>30 days delinquent as a % of loan and finance receivable balance(c)	5.7%	4.5%	1.2%

Charge-offs:
Charge-offs (net of recoveries)	$32,152	$155,975	$(123,823)
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	2.4%	15.9%	(13.5)%

(a)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.
(b)	Non-GAAP measure.
(c)	Determined using period-end balances.
(d)	The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
Adjusted Earnings Measures	June 30,		June 30,
	2021	2020	2021	2020
Net income from continuing operations	$80,177	$48,026	$156,097	$53,774
Adjustments:
Transaction-related costs(a)	12	—	1,424	—
Other nonoperating expenses(b)	750	—	1,128	—
Intangible asset amortization	1,684	268	2,835	535
Stock-based compensation expense	5,250	3,660	11,054	7,120
Foreign currency transaction loss (gain)	237	18	271	(23)
Cumulative tax effect of adjustments	(2,053)	(929)	(4,262)	(1,797)

Adjusted earnings	$86,057	$51,043	$168,547	$59,609

Diluted earnings per share	$2.10	$1.58	$4.13	$1.70

Adjusted earnings per share	$2.26	$1.68	$4.46	$1.89

	Three Months Ended		Six Months Ended
Adjusted EBITDA Measures	June 30,		June 30,
	2021	2020	2021	2020
Net income from continuing operations	$80,177	$48,026	$156,097	$53,774
Depreciation and amortization expenses	7,457	4,004	14,078	7,674
Interest expense, net	19,292	20,372	39,047	40,753
Foreign currency transaction loss (gain)	237	18	271	(23)
Provision for income taxes	23,224	18,141	50,940	21,141
Stock-based compensation expense	5,250	3,660	11,054	7,120
Adjustments:
Transaction-related costs(a)	12	—	1,424	—
Other nonoperating expenses(b)	750	—	1,128	—
Equity method investment income	(1,471)	—	(2,029)	—

Adjusted EBITDA	$134,928	$94,221	$272,010	$130,439

Adjusted EBITDA margin calculated as follows:
Total Revenue	$264,720	$253,061	$524,164	$615,313
Adjusted EBITDA	134,928	94,221	272,010	130,439
Adjusted EBITDA as a percentage of total revenue	51.0%	37.2%	51.9%	21.2%

(a)	In the first quarter of 2021, the Company incurred expenses totaling $1.4 million ($1.1 million net of tax) related to acquisitions and a divestiture of a subsidiary.
(b)

In the first quarter of 2021, the Company recorded other nonoperating expenses of $0.4 million ($0.3 million net of tax) related to the repurchase of securitization notes. In the second quarter of 2021, the Company recorded other nonoperating expenses of $0.8 million ($0.6 million net of tax) related to an incomplete transaction.

CONTACT: Public Relations Contact: Kaitlin Lowey, Email: media@enova.com, or Investor Relations Contact: Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com, or Monica Gould, Office: (212) 871-3927, Email: IR@enova.com